Fiscal Year 2016 Q3 E A R N I N G S C A L L P R E S E N TAT I O N

Today’s Agenda 1 Curt Riggle Vice President, Investor Relations Introduction Horacio Rozanski President and Chief Executive Officer Management Overview Kevin Cook Executive Vice President, CFO and Treasurer Financial Overview Question & Answer

Disclaimer Forward Looking Safe Harbor Statement Certain statements contained in this press release and in related comments by our management include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include information concerning Booz Allen’s preliminary financial results, financial outlook and guidance, including forecasted revenue, Diluted EPS, and Adjusted Diluted EPS, future quarterly dividends, and future improvements in operating margins, as well as any other statement that does not directly relate to any historical or current fact. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “forecasts,” “expects,” “intends,” “plans,” “anticipates,” “projects,” “outlook,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “preliminary,” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. These forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. A number of important factors could cause actual results to differ materially from those contained in or implied by these forward-looking statements, including those factors discussed in our filings with the Securities and Exchange Commission (SEC), including our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, which can be found at the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Note Regarding Non-GAAP Financial Data Information Booz Allen discloses in the following information Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow which are not recognized measurements under GAAP, and when analyzing Booz Allen’s performance or liquidity as applicable, investors should (i) evaluate each adjustment in our reconciliation of Operating and Net Income to Adjusted Operating Income, Adjusted EBITDA and Adjusted Net Income, and net cash provided by operating activities to free cash flows, and the explanatory footnotes regarding those adjustments, and (ii) use Adjusted EBITDA, Adjusted Net Income, Adjusted Operating Income, and Adjusted Diluted EPS in addition to, and not as an alternative to operating income, net income or Diluted EPS as a measure of operating results with cash flow in addition to and not as an alternative to net cash generated from operating activities as a measure of liquidity, each as defined under GAAP. The Financial Appendix includes a reconciliation of Adjusted Operating Income, Adjusted EBITDA, Adjusted Net Income, Adjusted Diluted EPS, and Free Cash Flow to the most directly comparable financial measure calculated and presented in accordance with GAAP. Booz Allen presents these supplemental performance measures because it believes that these measures provide investors and securities analysts with important supplemental information with which to evaluate Booz Allen’s performance, long term earnings potential, or liquidity, as applicable and to enable them to assess Booz Allen’s performance on the same basis as management. These supplemental performance and liquidity measurements may vary from and may not be comparable to similarly titled measures by other companies in Booz Allen’s industry. No reconciliation of the forecasted range for Adjusted Diluted EPS to Diluted EPS for any period during fiscal 2016 is included because we are unable to quantify certain amounts that would be required to be included in the GAAP measure without unreasonable efforts and we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. 2

Fiscal 2016 Third Quarter Highlights  We remain on a steady path to sustainable quality growth  Market environment has stabilized  Our pipeline remains healthy and we continue to see demand across our business  15% increase to our regular quarterly dividend (now $0.15 per share per quarter) 3 + − Talent − Innovation Agenda − Advanced Technical Capabilities Differentiated in the market by our: Combined with: − The breadth of our client base − Our consulting expertise − Our deep understanding of our client’s missions

Key Financial Highlights  Strongest 3rd Quarter (December) awards since 2010  Optimistic about modest growth in Fiscal 2016  Positioning ourselves for improving growth in fiscal years 2017 and 2018  Confidence in the future reflected in our dividend increase 4

Year To Date Third Quarter Revenue $4.0 billion 1.3% Increase $1.3 billion 0.2% Increase Adjusted EBITDA $386.7 million 6.9% Decline $121.3 million 0.7% Increase Adjusted Net Income $185.2 million 5.3% Decline $61.8 million 14.0% Increase Adjusted Diluted EPS $1.24 /share 4.6% Decline $0.41/share 13.9% Increase Total Backlog $12.1 billion 20.0% Increase $12.1 billion 20.0% Increase Key Financial Results 5 Comparisons are to prior fiscal year period Preliminary Third Quarter Fiscal 2016 Results

Financial Outlook 6 Fiscal 2016 Full Year Outlook Revenue growth forecast: Growth in the Range of Zero to Two Percent Diluted EPS forecast (1)(2): $1.87 - $1.93 Adjusted Diluted EPS forecast (1)(3): $1.61 - $1.67 (1) Full Fiscal Year 2016 Estimated Weighted Average Diluted Share Count of 149.6 million shares (2) Assumes an effective tax rate of 26% (3) Assumes an effective tax rate of 38%

Executing Our Strategy  We are transforming the firm under Vision 2020 − Systems Delivery − Engineering − Cyber − Innovation − Attracting specialized talent − Expanding Commercial and International markets  Winning and executing work that is at the core of our clients’ most critical missions  Being recognized as an Essential Partner to our clients 7  Moving closer to the center of our clients’ core missions  Increasing the technical content of our work  Attracting and retaining superior talent in diverse areas of expertise  Leveraging innovation to deliver complex, differentiated, end-to-end solutions  Creating a broad network of external partners and alliances Key Objectives of Vision 2020

Booz Allen Hamilton Holding Corporation Non-GAAP Financial Information 9  “Adjusted Operating Income” represents Operating Income before (i) adjustments related to the amortization of intangible assets, and (ii) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. Booz Allen prepares Adjusted Operating Income to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.  “Adjusted EBITDA” represents net income before income taxes, net interest and other expense and depreciation and amortization and before certain other items, including: transaction costs, fees, losses, and expenses, including fees associated with debt prepayments. Booz Allen prepares Adjusted EBITDA to eliminate the impact of items it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.  “Adjusted Net Income” represents net income before: (i) transaction costs, fees, losses, and expenses, including fees associated with debt prepayments, (ii) adjustments related to the amortization of intangible assets, (iii) amortization or write-off of debt issuance costs and write-off of original issue discount and (iv) any extraordinary, unusual or non-recurring items, in each case net of the tax effect calculated using an assumed effective tax rate. Booz Allen prepares Adjusted Net Income to eliminate the impact of items, net of taxes, it does not consider indicative of ongoing operating performance due to their inherent unusual, extraordinary or non-recurring nature or because they result from an event of a similar nature.  “Adjusted Diluted EPS” represents Diluted EPS calculated using Adjusted Net Income as opposed to Net Income. Additionally, Adjusted Diluted EPS does not contemplate any adjustments to Net Income as required under the two-class method of calculating EPS as required in accordance with GAAP.  “Free Cash Flow” represents the net cash generated from operating activities less the impact of purchases of property and equipment.

Booz Allen Hamilton Holding Corporation
Non-GAAP Financial Information

Booz | Allen | Hamilton

(Amounts in thousands, except share and per share data)	Three Months Ended December 31, 2015	Three Months Ended December 31, 2014	Nine Months Ended December 31, 2015	Nine Months Ended December 31, 2014
	(Unaudited)		(Unaudited)	
Adjusted Operating Income				
Operating Income	$ 105,116	$ 105,256	$ 340,076	$ 366,262
Amortization of intangible assets (a)	1,056	1,057	3,169	3,169
Transaction expenses (b)	-	-	-	2,039
Adjusted Operating Income	$ 106,172	$ 106,313	$ 343,245	$ 371,470
EBITDA & Adjusted EBITDA				
Net income	$ 108,055	$ 52,807	$ 228,577	$ 189,206
Income tax expense	(20,145)	33,809	58,871	121,432
Interest and other, net	17,206	18,640	52,628	55,624
Depreciation and amortization	16,148	15,191	46,617	47,233
EBITDA	121,264	120,447	386,693	413,495
Transaction expenses (b)	-	-	-	2,039
Adjusted EBITDA	$ 121,264	$ 120,447	$ 386,693	$ 415,534
Adjusted Net Income				
Net income	$ 108,055	$ 52,807	$ 228,577	$ 189,206
Amortization of intangible assets (a)	1,056	1,057	3,169	3,169
Transaction expenses (b)	-	-	-	2,039
FIN-48 reserve release (c)	(47,667)	-	(47,667)	-
Amortization or write-off of debt issuance costs and write-off of original issue discount	1,307	1,306	3,910	5,267
Adjustments for tax effect (d)	(946)	(945)	(2,832)	(4,190)
Adjusted Net Income	$ 61,806	$ 54,225	$ 185,157	$ 195,491
Adjusted Diluted Earnings Per Share				
Weighted-average number of diluted shares outstanding	149,900,925	150,679,085	149,501,458	150,239,836
Adjusted Net Income Per Diluted Share (e)	$ 0.41	$ 0.36	$ 1.24	$ 1.30
Free Cash Flow				
Net cash provided by operating activities	$ 92,310	$ 27,529	$ 180,997	$ 228,058
Less: Purchases of property and equipment	(16,267)	(8,535)	(45,829)	(17,466)
Free Cash Flow	$ 76,043	$ 18,994	$ 135,168	$ 210,592

(a) Reflects amortization of intangible assets resulting from the Acquisition of our Company by The Carlyle Group.

(b) Reflects debt refinancing costs incurred in connection with the refinancing transaction consummated on May 7, 2014.

(c) Reflects the release of income tax reserves resulting from the Acquisition of our Company by The Carlyle Group.

(d) Reflects tax effect of adjustments at an assumed marginal tax rate of 40%.

(e) Excludes an adjustment of approximately $1.5 million and $3.0 million of net earnings for the three and nine months ended December 31, 2015, respectively, and excludes an adjustment of approximately $0.8 million and $2.9 million of net earnings for the three and nine months ended December 31, 2014, respectively, associated with the application of the two-class method for computing diluted earnings per share.

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